EXHIBIT 3(i)

                      RESTATED CERTIFICATE OF INCORPORATION

                                       of

                              ALBA-WALDENSIAN, INC.

         ALBA-WALDENSIAN, INC., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:
         7. The name of the corporation is Alba-Waldensian, Inc. and the name under which the corporation was originally incorporated on June 20, 1928, was Pilot Full Fashion Mills, Inc.
         8. This Restated Certificate of Incorporation only restates and integrates and does not further amend the provisions of the Certificate of Incorporation of this corporation as heretofore amended or supplemented and there is no discrepancy between those provisions and the provisions of this Restated Certificate of Incorporation.
         9. The text of the Certificate of Incorporation as amended or supplemented heretofore is hereby restated without further amendments or changes to read as herein set forth in full.

                          CERTIFICATE OF INCORPORATION
                                       of
                              ALBA-WALDENSIAN, INC.
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         1.       The name of the corporation is ALBA-WALDENSIAN, INC.
         2. The principal office and place of business of the corporation in the State of Delaware is to be located at No. 100 West Tenth Street, in the City of Wilmington, County of New Castle. The name of its resident agent is The Corporation Trust Company, whose address is No. 100 West Tenth Street, Wilmington, Delaware.
         3. The nature of the business of the corporation and the objects and purposes thereof proposed to be transacted, promoted and carried on by it are as follows:
                  (a) To buy, manufacture, dye, weave, knit, sell, deal in and distribute hosiery, stockings, yarn and any and all kinds of knit goods or fabrics, whether wool, silk, cotton or any mixture or combination thereof or otherwise, to cord and spin cotton, woolen or silk yarns or any other material, textile or fabrics; to purchase, manufacture, sell or otherwise deal in any other cotton, woolen or silk goods, whether partly manufactured or in a finished state, and to dye, color, stamp print or otherwise treat or finish its own products or the substances composing those products or the products of others, and either directly or through agents or commission merchants to carry on any other business (whether manufacturing or otherwise) which may seem to the corporation capable of being conveniently carried on in connection with the above or calculated directly or indirectly to enhance the value of the corporation's rights or property, and to manufacture, purchase or otherwise acquire, hold, own, mortgage, sell, assign and transfer, invest, trade, deal in and deal with goods, wares and merchandise and property of every class and description.
                  (b) To purchase, take on lease or in exchange, hire, or otherwise acquire, hold, own, possess, equip, convey, assign, mortgage, pledge or otherwise encumber any and all real property, contracts, securities and personal property of every kind and description, and property partaking of the nature of either real or personal property, and rights, estates, interests, franchises, licenses and privileges in such property, real, personal or mixed, wheresoever situated or located whether within any state, territory, district or dependency of the United States, or in any foreign country; to build, erect or cause to be erected, construct or cause to be constructed, make, improve, operate, work, maintain, develop and carry on or aid or subscribe towards the erection, construction, making, improvement, operation, or development, and the maintenance of any and all mills, factories, warehouses, garages, stables, laboratories, experiment stations, stores, houses, dwellings, buildings, rights, machinery, and works of all kinds to the extent necessary, proper or convenient to carry out the objects and purposes of this corporation; and to sell, lease, exchange, hire, mortgage, pledge, convey, transfer, assign or otherwise dispose of, the whole or any part of any and all such real or personal property, or property partaking of the nature of either, as well as the rights, estates, interests, franchises, licenses and privileges thereof and incidental thereto;
                  (c) To apply for, obtain, register, purchase, lease or otherwise acquire for its objects and purposes, any and all patents, patents pending, patent rights, processes, formulas, improvements, copyrights, licenses, trademarks, trade-names, labels, brands, designs, and the like, or any information as to any invention or process whether used in connection with or secured under Letters Patent or otherwise, of the United States of America or of any foreign government or country, and to hold, own, operate, introduce, use, exercise, develop, grant licenses or territorial rights in respect of, sell, assign, lease, traffic in, exchange and otherwise turn to account of dispose of the same or any of them, or the product of the same or any of them;
                  (d) To acquire by purchase, lease or otherwise upon such terms and conditions and in such manner as the Board of Directors of the Corporation shall determine, all or any part of the property, real, personal, or mixed, tangible or intangible, of any nature whatsoever, including the good-will, business and rights of all kinds of any other corporation or of any person, firm or association which may be useful or convenient in the business of the Corporation, and to pay for the same in cash, stocks, bonds or in other securities of this Corporation, or partly in cash and partly in such stocks, bonds or other securities, or in such other manner as may be agreed, and to hold, possess and improve such properties, and to conduct in any legal manner the whole or any part of the business as acquired, and to pledge, mortgage, sell or otherwise dispose of the same;
                  (e) To acquire by purchase, subscription or otherwise and to invest in, hold for investment or otherwise, and to trade and deal in, and to use, endorse, sell, pledge, or otherwise dispose of the stock, bonds, notes and other securities or evidences of indebtedness issued or created by any other corporation or corporations, domestic or foreign, and bonds, notes or other evidences of indebtedness, and certificates of interest or participation or other obligations of any individual, syndicate, firm, association, trustee, government or subdivision thereof; to pay for the same by the issuance of its stock, bonds, debentures or its other obligations or securities or by any other means of payment whatsoever, and while owner of any such stocks, bonds, certificates or other securities or evidences of indebtedness to exercise any and all the rights, powers and privileges of ownership or interest, including the right to vote thereon for any and all purposes and to consent and otherwise act with respect thereto; to aid by loan, subsidy, guaranty or in any other manner whatsoever, those issuing, creating or responsible for any such stock, bonds, or other securities or evidences of indebtedness owned, held or guaranteed by this Corporation or by any corporation in which this Corporation may have an interest as stockholder or otherwise; to do any and all other acts or things for the preservation, protection, improvement or enhancement in value of any such stocks, bonds or other securities or evidences of indebtedness; and to do all and any such acts or things designed to accomplish any such purpose;
                  (f) To purchase, hold, sell, transfer, reissue or cancel the shares of its own capital stock and/or any securities or other obligations of the Corporation in the manner and to the extent now or hereafter permitted by the laws of the State of Delaware; provided that it shall not use its funds or property for the purchase of its own shares of capital stock when such use will cause any impairment of the capital of the Corporation, and provided further that shares of its own capital stock belonging to the Corporation shall not be voted upon directly or indirectly;
                  (g) To borrow money; to issue bonds, debentures, notes and other obligations, secured or unsecured, of the corporation, from time to time, for moneys borrowed, or in payment for property acquired, or for any of the other objects or purposes of the Corporation or for any of the objects of its business; to secure the same by mortgage or mortgages, or deed or deeds of trust of, or by pledge or other lien upon any or all of the property, rights, privileges or franchises of the Corporation, wheresoever situated, acquired or to be acquired; to sell, pledge, or otherwise dispose of any or all debentures, bonds, notes or other obligations in such manner and upon such terms as the Board of Directors may deem judicious; to confer upon the holders of any bonds, debentures or obligations of the Corporation, secured or unsecured, the right to convert the principal thereof into stock of the Corporation upon such terms and conditions as may be deemed advisable; to endorse or guarantee the payment of any dividends upon stocks, or the principal and/or interest upon bonds, or the contracts or other obligations of any corporation or individual, so far as the same may be permitted by law;
                  (h) To carry out all or any part of the purposes herein expressed, as principal, factor, agent, contractor, trustee, or otherwise, either alone or in common with any person, partnership, association or corporation and in any part of the world, or to carry out the same, in whole or in part, through, by means of, with the aid of, or in the name of any other person or persons, corporation or corporations; and in carrying on its business for the purposes of attaining or furthering any or all of its objects, to make and perform such contracts of any kind and description and to do such acts and things and to exercise any and all such powers as a natural person could lawfully make, perform, do or exercise;
                  (i) To do any and all of the acts and things herein set forth, and in general to carry on any other business which is incidental or conducive or convenient or proper to the attainment of the above objects or any of them, not forbidden by law, and to exercise any and all powers which it may now or hereafter be lawful for the Corporation to exercise under the laws of the State of Delaware; to establish and maintain offices and agencies within and anywhere outside of the State of Delaware; to exercise all or any of its corporate powers and rights in the State of Delaware and in any or all other states, territories, districts, colonies, possessions or dependencies of the United States of America and in any foreign countries.
         The foregoing clauses shall be construed as both purposes and powers and the matters expressed in each clause shall, except as otherwise expressly provided, be in no wise limited by reference to or inference from the terms of any other clause but shall be regarded as independent purposes and powers and the enumeration of specific purposes and powers shall not be construed to limit or restrict in any manner the meaning of general terms or the general powers of the Corporation, now or hereafter conferred, nor shall the expression of one thing be deemed to exclude another, although it be of like nature, not expressed.
         4. The total number of shares of all classes of stock which the Corporation shall have authority to issue is Five Million (5,000,000) shares of common stock with a par value of Two and 50/100 Dollars ($2.50) per share.
         The following is a statement of the powers, preferences and rights of the Common Stock, and the qualifications, limitations or restrictions thereof:
     (1) Each holder of Common Stock of the Corporation shall be entitled to one vote for each share of Common Stock held by him.
         (2) No holder of Common Stock shall be entitled as such, as a matter of right, to subscribe for or purchase any part of any new or additional issue of stock of any class whatsoever whether now or hereafter authorized, or of any issue of securities convertible into stock.
         (3) In the event of dissolution or any liquidation or winding up of the affairs of the Corporation, whether voluntary or involuntary, the remaining assets and funds of the Corporation shall be distributed among the holders of the Common Stock according to their respective shares.
         5. The corporation is to have perpetual existence.
         6. The private property of the stockholders shall not be subject to the payment of corporate debts to any extent whatsoever.
         7. The number of directors of the corporation shall not be less than five (5) nor more than fifteen (15), the exact number of authorized directors, hereinafter referred to as the entire Board, to be determined from time to time by resolution adopted by a majority of the entire Board, and such exact number shall be eleven (11) until otherwise determined by resolution adopted by a majority of the entire Board. In the event that the number of authorized directors is increased by such resolution, the vacancy or vacancies so resulting shall be filled by the stockholders of this corporation called for that purpose. Any such vacancy or vacancies not filled by the stockholders at any annual or special meeting of the corporation may be filled by a vote of a majority of the directors then in office. A decrease in the number of authorized directors shall not of itself remove any director prior to the expiration of his term of office.
         The Board of Directors shall be divided into three classes, each class to be as nearly equal in number as possible, to serve in the first instance until the annual meeting of stockholders to be held in 1980, 1981, and 1982, respectively, and until their successors shall be elected and shall qualify, and thereafter the successors in each class of directors shall be elected to serve for terms of three years and until their successors shall be elected and shall qualify. In the event of any increase in the authorized number of directors, the additional directors shall be so classified that all classes of directors shall be increased equally, as nearly as possible, and, in the event of any decrease in the authorized number of directors, all classes of directors shall be decreased equally, as nearly as possible. In the event of the death, resignation, retirement, removal or disqualification of a director during his elected term of office, his successor shall be elected by a majority of the directors then in office and shall serve only until the expiration of the term of his predecessor. Directors need not be stockholders of the corporation.
         Notwithstanding anything in Paragraphs 10 and 11 to the contrary, this paragraph may not be amended, repealed, or annulled except by the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the issued and outstanding stock of the corporation having the power to vote.
         8. In furtherance and not in limitation of the powers conferred by law, the Board of Directors is expressly authorized: (a) To make, alter, amend and repeal the By-Laws of the corporation, subject to the powers of the holders of the stock to alter, amend or repeal the By-Laws made by the Board of Directors;
                  (b) To designate by resolution passed by a majority of the whole Board one or more committees, each committee to consist of two or more of the directors of the corporation, who, to the extent provide in said resolution or in the By-Laws of the Corporation, shall have and exercise the powers of the Board of Directors in the management of the business and affairs of the corporation, with power to authorize the seal of the corporation to be affixed to all papers which may require it;
                  (c) To appoint from the directors or otherwise such other committees as they may deem judicious, and to such extent as may be provided in their resolutions or in the By-Laws to delegate to such committees all or any of the powers of the Board of Directors which may be lawfully delegated;
                  (d) To fix from time to time, and to vary, the amount of the profits to be reserved as working capital or for any other lawful purposes and to increase, decrease or make any disposition of any fund so reserved;
                  (e) To determine whether any, and if any, what part, of the surplus of the corporation or of the net profits arising from its business shall be declared in dividends and paid to the stockholders, and to direct and determine the use and disposition of any such surplus or net profits;
                  (f) To determine from time to time, subject to the By-Laws, whether and to what extent and at what times and place and under what conditions and regulations the accounts and books of the corporation, or any of them shall be open to the inspection of the stockholders; and no stockholder shall have any right to inspect any account or book or document of the corporation, except as conferred by the laws of the State of Delaware, or the By-Laws of the corporation, unless and until authorized so to do by resolution of the Board of Directors or of the stockholders;
                  (g) To remove at any time any officer elected or appointed by the Board of Directors, but only by the affirmative vote of the majority of the members of the Board then in office, and to remove any other officer or employee of the corporation or to confer such power on any committee or officer. Any such removal may be for cause or without cause.
         9. In addition to the powers and authorities herein before or by statute expressly conferred upon them, the Board of Directors may exercise all such powers and do all such acts and things as may be exercised or done by the corporation, subject, nevertheless, to the express provisions of the laws of the State of Delaware, of this Certificate of Incorporation and of the By-Laws of the Corporation.
         10. In the absence of fraud, no contract or other transaction between the corporation and any other corporation or any individual or firm shall be in any way affected or invalidated by the fact that any of the directors of the corporation is interested in such other corporations or firm or personally interested in such other contract or transaction; provided that such interest shall be fully disclosed or otherwise known to the Board of Directors or Executive Committee at the meeting at which such contract or transaction is authorized or confirmed; and provided further that at such meeting there is present a quorum of directors not so interested and that such contract or transaction shall be approved by a majority of such quorum. Any director of the corporation may vote upon any contract or other transaction between this corporation and any subsidiary or affiliated corporation without regard to the fact that he is also a director of such subsidiary or affiliated corporation.
         11. Any contract, transaction or act of the corporation or of the directors, which shall be ratified by a majority of a quorum of the stockholders having voting power at any annual meeting, or at any special meeting called for such purpose, shall, except as otherwise specifically provided by law or by this Certificate of Incorporation, be as valid and as binding as though ratified by every stockholder of the corporation; provided, however, that any failure of the stockholders to approve or ratify such contract, transaction or act, when and if submitted, shall not of itself be deemed in any way to render the same invalid, nor deprive the directors of their right to proceed with such contract, transaction or act.
         The corporation reserves the right to amend, alter, change or repeal any provisions contained in this Certificate of Incorporation in the manner now or hereafter prescribed by statute, except as herein otherwise expressly provided, and all rights conferred upon the stockholder herein are granted subject to this reservation.
         12. A Director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the Director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit. If the Delaware General Corporation Law is amended after approval by the stockholders of this provision to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a Director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation law, as so amended.
         Any  repeal  or  modification   of  the  foregoing   paragraph  by  the
stockholders of the Corporation shall not adversely affect any right or protection of a Director of the Corporation existing at the time of such repeal or modification.
         13. (1) Notwithstanding any other provisions of this certificate of incorporation to the contrary, except as otherwise provided in this paragraph, the affirmative vote of the holders of at least eighty percent (80%) of the issued and outstanding stock of the corporation having the power to vote shall be required to authorize, adopt, or approve any of the following:
     (i) any plan of merger or consolidation of the corporation with or into any Substantial Stockholder (as defined herein);
                  (ii) any sale, lease, exchange, transfer, or other disposition of all or substantially all of the assets or business of the corporation to or with any Substantial Stockholder;
                  (iii) any issuance or delivery of stock or other securities of the corporation in exchange or payment for any properties or assets of a Substantial Stockholder or in exchange for any other consideration of a Substantial Stockholder or its stockholders;
     (iv) the dissolution of the corporation; provided, however, that the foregoing shall not apply if:
     (i) a majority of the entire Board of Directors of the corporation shall by resolution have approved a memorandum of understanding with respect to or substantially consistent with such transaction prior to the time that a Substantial Stockholder becomes holder of more than five percent (5%) of the issued and outstanding stock of the corporation having the power to vote; or
     (ii) the entire Board of Directors of the corporation approves the transaction.
     (2) As used herein the following terms are defined as follows:
     (a)  Substantial   Stockholder   shall  mean  any  person,   firm,   trust,
corporation, or other entity, or any Affiliate (as defined herein) of the foregoing, which owns of record, or owns beneficially, directly or indirectly, or which has the right to acquire pursuant to any agreement, arrangement, or understanding, more then five percent (5%) of the issued and outstanding stock of the corporation having the power to vote;
     (b) Affiliate shall mean any person, firm, trust, corporation, or other entity that directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with any other person, firm, trust, corporation or other entity.
                  Notwithstanding anything in paragraphs 10 and 11 to the contrary, this paragraph may not be amended, repealed, or annulled except by the affirmative vote of the holders of at least eighty percent (80%) of the issued and outstanding stock of the corporation having the power to vote.
         14. The stockholders may hold their meetings, annual or special, within or without the State of Delaware as may be provided in the By-Laws and the Board of Directors or any Committee thereof may hold all or any of their meetings within or without the State of Delaware at such places as the By-Laws or the Board of Directors may designate. The Corporation may have one or more offices and keep any of the books of the corporation subject to the provisions of the laws of the State of Delaware within or without the State of Delaware at such places as may from time to time be designated by the Board of Directors.
                  The foregoing Restated Certificate of Incorporation was first approved and adopted February 23, 1971 and was amended by Certificates of Amendment duly approved by the Corporation's Board of Directors and stockholders and filed February 12, 1980, June 2, 1980 and June 2, 1999.